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                                                                    Exhibit 3(b)


                               SELLING AGREEMENT
                               -----------------

        AGREEMENT dated as of March 1, 1993, by and between PML Securities Company ("PML"), a Pennsylvania Corporation that is registered as a broker-dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 ("1934 Act") and a member of the National Association of Securities Dealers, Inc. ("NASD"), and Sentinel Financial Services Company a Vermont partnership that is registered as a broker-dealer with the SEC under the 1934 Act and a member of the NASD ("Broker Dealer") and licensed as an insurance agent pursuant to the laws of the State of Vermont.

                                    RECITAL


        PML has been appointed as the principal underwriter of the Providentmutual Life and Annuity Company of America ("PLACA") variable annuity policies (the "Policies").

        NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:


1.      AUTHORIZATION TO SELL AND SERVICE

        Subject to the terms and conditions of this Agreement, PML appoints and authorizes Broker Dealer to solicit sales of and provide service with respect to the Policies which are set forth on Schedule "A" attached hereto and incorporated herein by reference, on a non-exclusive basis, provided that there is an effective Registration Statement relating to such Policies under the Securities Act of 1933 ("1933 Act "). Broker Dealer hereby accepts such appointment and agrees to use its best efforts to find purchasers for the Policies.


2.      REPRESENTATIVES

        The agents or representatives of Broker Dealer that will be soliciting applications for the Policies ("Representatives") will be NASD registered representatives of Broker Dealer, will possess all licenses necessary or appropriate to sell variable life insurance and annuities in the state in which applications for Policies are being solicited or signed and will have an appropriate appointment or license by PLACA.






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        3. COMMISSIONS

                As compensation for the sale of each of the Policies by the Representatives, PML shall pay to Broker Dealer, either directly or through PLACA acting on PML's behalf, the commissions set forth on Schedule "B" attached hereto and incorporated herein by reference (the "Commissions"). The Commissions shall be subject to chargeback in accordance with the terms and conditions set forth on such Schedule "B". PML reserves the unconditional right, upon thirty
(30) days written notice, to change the Commissions payable for Policies issued, renewed, converted, exchanged or otherwise modified on or after the effective date of such change, as set forth in the notice of change. No Commissions will be due and payable for any surrendered or cancelled Policies which are subsequently reinstated or rewritten through efforts of representatives of PML or PLACA other than the Representatives. Broker Dealer shall be solely responsible for the payment of any Commissions, payments or other considerations of any kind whatsoever to the Representatives in connection with the sale of the Policies (hereinafter referred to as "Representatives Compensation"). Broker Dealer shall also be responsible for all tax reporting with respect to commissions paid to the Representatives.


        4. TERM OF AGREEMENT

        This Agreement shall continue in force for one year from its effective date and will automatically renew from year to year thereafter; provided that this Agreement shall be terminated immediately if Broker Dealer breaches this Agreement. Any party may terminate this Agreement at any time, without cause, upon sixty (60) days written notice to the other party. Upon termination of this Agreement, all authorizations, rights and obligations shall cease except Sections 5(h), 9, and 10 of this Agreement shall survive the termination of this Agreement, and Broker Dealer shall settle all accounts with PML and shall continue to be responsible for all applicable chargebacks.


        5. BROKER DEALER'S OBLIGATIONS

        In addition to other obligations assumed by Broker Dealer under this
Agreement:

        (a) Broker Dealer shall be insurance licensed. Broker Dealer shall have all Representatives insurance licensed and appointed by PLACA. All insurance licenses and appointments will be processed in accordance with PLACA procedures. PLACA may, in its sole discretion, refuse, terminate or non-renew any such license and appointment, without cause.

        (b) Broker Dealer shall only pay Representatives Compensation to Representatives who are properly insurance licensed and appointed with PLACA and registered with the NASD.


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        (c) Broker Dealer shall service the Policies in accordance with the written administrative procedures established by PML or PLACA from time to time.

        (d) Broker Dealer shall ensure that the Representatives shall use their best efforts to keep the Policies in force.

        (e) Broker Dealer shall ensure that the Representatives shall only recommend the purchase of the Policies upon reasonable grounds to believe that such purchase is suitable to the applicant. Among other things, a determination of suitability shall be based on the standards provided by PML from time to time.

        (f) Broker Dealer agrees that no sales promotion or other advertising materials relating to the Policies shall be used unless provided or approved in writing by PML prior to such use. No representations in connection with the sales of the Policies other than those contained in the currently effective registration statements and prospectuses for the Policies filed with the SEC, or in the aforesaid approved sales promotion or other advertising materials, shall be made by Broker Dealer or any of the Representatives. Broker Dealer and the Representatives shall solicit applications for the Policies only in states where such Policies have been approved by state authorities.

        (g) Broker Dealer shall maintain or shall cause to have maintained the records of the Representatives as required by applicable laws and regulations. The books, accounts and records of Broker Dealer relating to the sale of Policies shall be maintained so as to clearly and accurately disclose the nature and details of all of the transactions. All such records shall be subject to inspection and duplication by PLACA or PML at any time while this Agreement is in force.

        (h) Broker Dealer shall keep confidential all information obtained pursuant to this Agreement (including, without limitation, names of the purchasers of the Policies) and shall disclose such information only if PML has authorized such disclosure in writing or if such disclosure is expressly required by applicable federal or state regulatory authorities.

        (i) Broker Dealer shall maintain its registration under the 1934 Act and shall always be a member in good standing of the NASD and shall maintain its license as an insurance agent pursuant to the laws of the State of Louisiana and any other state in which such license is required by the applicable insurance laws and regulations for sale of the Policies.

        (j) Broker Dealer shall investigate all Representatives relative to their business reputation and competency to sell the Policies. In addition, Broker Dealer will be responsible for training, supervision, and control of the Representatives selling the Policies. Broker Dealer shall ensure that all Representatives who will be soliciting and servicing the Policies are duly registered with the NASD.

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        (k) Broker Dealer shall ensure that all Representatives who will be soliciting and servicing the Policies are duly licensed in those states in which such license is required by the applicable insurance laws and regulations for sale of the Policies.

        (l) Upon request by PML, Broker Dealer shall furnish such records as are necessary to establish that the terms of this paragraph 5 are satisfied.


        6. PML'S OBLIGATIONS

        In addition to other obligations assumed by PML under this Agreement:

        (a) PML shall use its best efforts to ensure that PLACA uses its best efforts to maintain effectiveness of the Policies' Registration Statements with the SEC and any state securities commissions where blue-sky laws require registration of the Policies and to maintain the appropriate approvals in each state where Policies are to be sold. PML shall keep Broker Dealer advised of any changes in the Status of the Registration Statements for the Policies.

        (b) PML shall furnish Broker Dealer with information regarding the states in which the Policies may be sold.

        (c) PML, or its agent, shall furnish Broker Dealer with promotional material for use at point of sale, applications, prospectuses and policy forms. A reasonable charge established by PML may be made for such materials.


        7. COMPLIANCE WITH STATE AND FEDERAL LAW.

        Broker Dealer and the Representatives shall comply with all requirements of the NASD, the 1933 Act, the 1934 Act and all other federal and/or state laws applicable to the solicitation and service of the Policies or the operation of Broker Dealer including, without limitation, the NASD Rules of Fair Practice,
Section 15(b)(4)(E) of the 1934 Act and all insurance replacement regulations and regulations prohibiting the rebating of commissions.


        8. INVESTIGATIONS; CUSTOMER COMPLAINTS

        Broker Dealer agrees to cooperate fully in any insurance, securities or other regulatory or judicial investigation or proceeding arising in connection with the Policies, Broker Dealer, and/or any of the Representatives. Broker Dealer shall permit applicable federal and state insurance and other regulatory authorities to audit its records and shall furnish the foregoing authorities with any information which such authorities may


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request in order to ascertain whether Broker Dealer is complying with all applicable laws and/or regulations. Broker Dealer agrees to cooperate with PML and PLACA in resolving all customer complaints with respect to the Policies, Broker Dealer, and/or the Representatives.


        9. INDEMNIFICATION

        (a) PML hereby agrees to indemnify and hold harmless Broker Dealer and each of its affiliates, officers or directors against any losses, expenses (including reasonable attorneys fees), claims, damages or liabilities to which Broker Dealer or such affiliates, officers or directors become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon PML's performance, non-performance or breach of this Agreement, or are based upon any material misstatement or omission contained in any Registration Statement (or any post effective amendment thereof) or in the Prospectus or any amendment or supplement to the Prospectus for the Policies.

        (b) Broker Dealer hereby agrees to indemnify and hold harmless PML and PLACA and each of their current and former affiliates, directors, officers and each person, if any, who controls or has controlled PML or PLACA within the meaning of the 1933 Act or the 1934 Act, against any losses, expenses (including reasonable attorneys fees), claims, (including, but not limited to, claims for commissions or other compensation), damages or liabilities to which PML and PLACA and any such affiliates, directors, officers or controlling persons may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon Broker Dealer and/or its Representatives performance, non-performance or breach of this Agreement including, but not limited to, any unauthorized use of sales materials, any oral or written misrepresentations, or any unlawful sales practices concerning the Policies.

        (c) Within 30 days after receipt by either party of notice of the commencement of any action, such party shall, if a claim in respect thereof is to be made, notify the other party in writing of the commencement thereof; but the omission to so notify shall not relieve the indemnifying party from any liability which it might otherwise have.


        10. MISCELLANEOUS PROVISIONS

        (a) All money payable in connection with the Policies is PLACA's exclusive property, shall be drawn payable to "Providentmutual Life and Annuity Company of America" and shall be transmitted to PLACA within two days of receipt along with applications and other documents in accordance with the administrative procedures of PLACA (as developed and amended from time to time by PLACA) without any deduction or offset for any reason. All applications and other communications shall be on forms supplied

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by PLACA and are subject to acceptance or rejection by PLACA in PLACA's sole discretion, or by PML on behalf of PLACA. In the event an application is rejected, all payments will be returned to the purchaser, and Broker Dealer will be notified of such action.

        (b) Broker Dealer agrees to make appropriate arrangements for delivery to the applicant of the Policy accompanied by any additional appropriate documents. Broker Dealer or the Representative will obtain, upon delivery of the Policy to applicant, the required signature on PLACA's policy delivery receipt and any application amendments and immediately forward such to PLACA.

        (c) Broker Dealer agrees that for a period of two years from the termination of the Agreement it shall not and shall cause the Representatives not to directly or indirectly contact policyholders of PLACA for the purpose of inducing or attempting to induce such policyholders to cancel, lapse or fail to renew such Policies with PLACA, to discourage or attempt to discourage such policyholders from paying any additional premiums under such policies, or encouraging market timing activity.

        (d) Broker Dealer and its Representatives are independent contractors with respect to PML and PLACA and (i) shall not have the right to incur indebtedness on behalf of PML or PLACA nor hold themselves out as employees of PML or PLACA in connection with the solicitation of the Policies or otherwise and (ii) shall not have the authority to make, alter, waive or discharge any provision(s) of the Policies, to waive any forfeiture or to grant, permit, or to extend the time of making any payments, or to alter or substitute the forms which PLACA may prescribe, or enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of PML or PLACA.

        (e) Broker Dealer represents that all of.its directors, officers, and Representatives are and shall be covered by blanket fidelity bonds, including coverage for larceny and embezzlement, issued by a reputable bonding company. These bonds shall be maintained at Broker Dealer's expense and shall be, at least, of the form, type and amount required under the NASD Rules of Fair Practice. PML may require evidence, satisfactory to it, that such coverage is in force and Broker Dealer shall give prompt written notice to PML of any notice of cancellation or change of coverage.

        (f) Broker Dealer represents that it has full power and authority to enter into this Agreement.

        (g) This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns provided that Broker Dealer may not assign this Agreement without the prior written consent of PML.





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        (h) All notices or communications shall be sent to the addresses set forth below or to such other address as any party may request by giving written notice to the other parties.


TO PML:                       PML Securities Company
                              220 Continental Drive
                              Christiana Executive Campus
                              P.O. Box 15626
                              Wilmington, Delaware 19850


TO BROKER DEALER:             Sentinel Financial Services Company
                              National Life Drive
                              Montpelier, Vermont 05604



        (i) This Agreement shall be governed by the laws of the State of Delaware and constitutes the entire agreement and understanding between the parties hereto with respect to the Policies. PML reserves the unconditional right to amend this Agreement and the Schedules attached hereto and any of the Policies or suspend the sales of any of the Policies at any time without prior notice. The submission of an application by any Representative after notice of any such amendment has been sent to Broker Dealer shall constitute Broker Dealer's agreement to any such amendment.

        (j) Notwithstanding the foregoing subparagraph (i), any future insurance products issued by PLACA may be covered by this Agreement only as agreed by the parties in writing.

        (k) Failure of any party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of such conditions and no waiver of any of the provisions of this Agreement shall be deemed a waiver of any other provisions.

        (1) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.








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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


PML SECURITIES COMPANY

                    By: /s/ Lance A. Reihl            (SEAL)
                       -------------------------------

                       -------------------------------

                    By:                               (SEAL)
                       -------------------------------

                       -------------------------------

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                                  SCHEDULE "A"

Flexible Premium Deferred Variable Annuity Contracts (The Market Street VIP)












































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                                  SCHEDULE "B"



1.      COMMISSIONS

1.1 For contracts sold by PML's registered representatives, PML shall pay to Broker Dealer, either directly or through PLACA acting on behalf of PML, 1 % of the initial premium payment for each such contract, as compensation for Broker Dealer's efforts in marketing and distribution of the contracts.

1.2(a) For contracts sold by registered representatives of Broker Dealer or by registered representatives of other broker-dealers which have entered into selling agreements with Broker Dealer to distribute the contracts, PML shall pay to Broker Dealer, either directly or through PLACA acting on PML's behalf, 6% of each initial premium payment for a contract and 2% of each subsequent premium payment for such contract.

1.2(b) For contracts sold by registered representatives of other broker-dealers which have entered into selling agreements with Broker Dealer to distribute the contracts, Broker Dealer shall pay to such broker-dealers, either directly or through PLACA acting on Broker Dealer's behalf, 5% of the amount of each initial premium payment for a contract and 2% of each subsequent premium payment for such contract.

2.      CHARGEBACKS

        If any contract sold by a registered representative of PML, a registered representative of Broker Dealer or a registered representative of a broker-dealer having a selling agreement with Broker Dealer is surrendered or is otherwise cancelled, any commission paid under Sections 1.1, 1.2(a) or 1.2(b) above shall be repaid to PML or PLACA, as the case may be, by Broker Dealer pursuant to the following table:

        If surrender occurs within the       100% of Commission paid with
        first six months after a premium     respect to such premium payment
        payment:

        If surrender occurs during the       50% of commission paid with
        seventh through twelfth months       respect to such premium
        after a premium payment:             payment